UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 26, 2019
____________________
YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

Commission file number 1-13163

North Carolina	13-3951308
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, no par value	YUM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 26, 2019, Yum Brands, Inc. (the “Company”) announced the appointment of Chris Turner as Chief Financial Officer, effective August 8, 2019. In this capacity, Mr. Turner will serve as the Company’s principal financial officer and will assume global responsibility for finance, corporate strategy, supply chain and information technology, effective August 8, 2019. David Gibbs, the Company’s President, Chief Operating Officer and Chief Financial Officer, will continue to serve as the Company’s President and Chief Operating Officer, following the appointment of Mr. Turner.

Mr. Turner, 44, has been the Senior Vice President and General Manager of the PepsiCo Global Walmart Service Team, a business unit of the global food and beverage company, since December 2017, where he is responsible for the strategy and operation of the PepsiCo Walmart Service Team. Mr. Turner previously served as the Senior Vice President of Transformation for the Frito-Lay North America division of PepsiCo from May 2017 to December 2017. From February 2016 to May 2017, Mr. Turner served as the Senior Vice President of Strategy for Frito-Lay North America. Prior to joining PepsiCo in February 2016, he was a Partner in the Dallas office of McKinsey & Company, a leading strategic management consulting firm, where he worked for 13 years.
In connection with Mr. Turner’s appointment, the Management Planning and Development Committee of the Board of Directors of the Company approved an annualized base salary of $600,000, an annual bonus target under the Company’s Yum! Leaders’ Bonus Plan of 95% of base salary, a sign-on equity award of $1,500,000 and a sign-on cash award of $500,000. The equity award will consist of time-vesting restricted stock units (“RSUs”). The RSUs will vest one-third equally on the first, second and third anniversaries of the date of grant, subject to Mr. Turner’s continued employment. The sign-on cash award will be paid in full within 30 days of employment, subject to a one-year repayment agreement.
There is no arrangement or understanding between Mr. Turner and any other person pursuant to which Mr. Turner was appointed.

Item 7.01	Regulation FD Disclosure.
A copy of the Company’s press release relating to the announcement described in Item 5.02, dated June 26, 2019, is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

99.1	Press Release dated June 26, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date:	June 26, 2019	/s/ John P. Daly
John P. Daly
Vice President and
Associate General Counsel